UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                 FORM 8-K

                                Current Report
                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): May 27, 2008



                              DIGITAL FUEL, INC.
                              ------------------
               (Exact name of registrant as specified in its charter)


             Delaware               000-16534               45-0375367
             ---------------------------------------------------------
           (State or other        (Commission           (I.R.S. Employer
             jurisdiction          File Number)         Identification No.)
           of incorporation)





                  6601 E. Grant Road, Suite 101, Tucson, AZ 85715
                  -----------------------------------------------
                 (Address of principal executive offices)(Zip Code)


         Registrant's telephone number, including area code: (520) 886-5354




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Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant's Certifying Accountant

Effective March 9, 2005, the Registrant dismissed the accounting firm of Watson & Watson, C.P.A.s, P.C. as independent auditors for the Registrant because of a notice the Registrant received from the Securities and Exchange Commission dated February 2, 2005 that stated Watson & Watson was not registered with the Public Company Accounting Oversight Board as required by
Section 102 of the Sarbanes-Oxley Act of 2002. The decision to dismiss Watson & Watson was approved by the Registrant's Board of Directors. The Registrant filed amended reports to reflect that the financial statements had not been audited or reviewed for the 10-KSB for the period ended December 31, 2003; for the 10QSB for the period ended March 31, 2004; for the 10-QSB for the period ended June 30, 2004; and for the 10-QSB for the period ended September 30, 2004. The 10-KSB for the period ended December 31, 2004 and all future filings through the 10-QSB for the period ended March 31, 2008 have reflected that the financial statements have not been audited or reviewed.

The last two years that the Registrant's financial statements were audited by Watson & Watson were for the years ended December 31, 2001 and December 31, 2002, and their auditors' report for those years contained an adverse opinion stating that the Registrant had suffered recurring losses and had a working capital deficit and a shareholders' equity deficiency which raised substantial doubt about its ability to continue as a going concern.

During the last two years ended December 31, 2001 and December 31, 2002, which Watson & Watson audited the Registrant's financial statements, and through March 9, 2005, there were no disagreements between Watson & Watson and the Registrant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Watson & Watson would have caused them to make reference in connection with their reports to the subject matter of the disagreements.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

     Exhibits

     16 Letter from Watson & Watson, C.P.A.s, P.C. to the SEC concerning change in certifying accountant

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




DIGITAL FUEL, INC.


By: /s/Michael R. Farley
    Michael R. Farley
    Chief Executive Officer



Date: May 27, 2008